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                                                                  EXHIBIT (4)(k)


                               M&T CAPITAL TRUST V
                                 TRUST AGREEMENT


        THIS TRUST AGREEMENT, dated as of July 7, 2003, is by and among (i) M&T Bank Corporation, a New York corporation (the "Depositor"), and (ii) The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "Trustee"). The Depositor and the Trustee hereby agree as follows:

        1. The trust created hereby (the "Trust") shall be known as "M&T Capital Trust V."

        2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10.00. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor.

        3. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section et seq. (the "Statutory Trust Act"), and that this document constitutes the governing instrument of the Trust.

        4. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

        5. The Depositor and the Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

        6. The Depositor and the Trustee hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New

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York Stock Exchange or any other national stock exchange or The Nasdaq National
Market (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Capital Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement.

        7. This Trust Agreement may be executed in one or more counterparts.

        8. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, who may increase or decrease the number of Trustees; provided, however, that, to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior written notice to the Depositor.

        9. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).





                            [Signature Page Follows]

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        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Trust Agreement to be duly executed as of the date first written above.


                                            M&T BANK CORPORATION,
                                            as Depositor


                                            By: /s/ Michael S. Piemonte
                                                ------------------------
                                            Name:  Michael S. Piemonte
                                            Title: Senior Vice President


                                            The Bank of New York (Delaware),
                                            as Trustee

                                            By: /s/ Michael Santino
                                                ------------------------
                                            Name:  Michael Santino
                                            Title: Senior Vice President